State of Missouri

Jason Kander, Secretary of State

Corporations Division

PO Box 778 / 600 W. Main St., Rm. 322

Jefferson City, MO 65102

LC001508645
Date Filed: 9/27/2016
Jason Kander
Missouri Secretary of State

Articles of Organization

(Submit with filing fee of $105.00)

1. The name of the limited liability company is

Aspen Secured Income Fund II, LLC

(Must include "Limited Liability Company," "Limited Company," "LC," "L.C.," "L.L.C.," or "LLC")

2. The purpose(s) for which the limited liability company is organized:

Any Legal Purpose

3. The name and address of the limited liability company's registered agent in Missouri is:

Robert Fraser	510 West 103rd Street #108	Kansas City MO 64114
Name	*Street Address: May not use PO Box unless street address also provided*	*City/State/Zip*

4. The management of the limited liability company is vested in: ☒ managers ☐ members *(check one)*

5. The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: Perpetual

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6. The name(s) and street address(es) of each organizer *(PO box may only be used in addition to a physical street address)*:

(Organizer(s) are not required to be member(s), manager(s) or owner(s))

Name	*Address*	*City/State/Zip*
Utley, David	38730 Sky Canyon Dr. Suite A	Murrieta CA 92563

7. ☐ Series LLC (OPTIONAL) Pursuant to Section 347.186, the limited liability company may establish a designated series in its operating agreement. The names of the series must include the full name of the limited liability company and are the following:

New Series:

☐ The limited liability company gives notice that the series has limited liability.

New Series:

☐ The limited liability company gives notice that the series has limited liability.

New Series:

☐ The limited liability company gives notice that the series has limited liability.

(Each separate series must also file an Attachment Form LLC 1A.)

Name and address to return filed document:

Name: Trowbridge Sidoti LLP

Address: Email: dave@crowdfundinglawyers.net

City, State, and Zip Code:

8. The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated: ______________________________

(Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

All organizers must sign:

David Utley	DAVID UTLEY	09/27/2016
Organizer Signature	*Printed Name*	*Date of Signature*

STATE OF MISSOURI

Jason Kander
Secretary of State

CERTIFICATE OF ORGANIZATION

WHEREAS,

Aspen Secured Income Fund II, LLC
LC001508645

filed its Articles of Organization with this office on the 27th day of September, 2016, and that filing was found to conform to the Missouri Limited Liability Company Act.

NOW, THEREFORE, I, Jason Kander, Secretary of State of the State of Missouri, do by virtue of the authority vested in me by law, do certify and declare that on the 27th day of September, 2016, the above entity is a Limited Liability Company, organized in this state and entitled to any rights granted to Limited Liability Companies.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 27th day of September, 2016.

Jason Kander
Secretary of State